Exhibit 10.3

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of the [        ] day of [            ], by and between Comcast Corporation, a Pennsylvania corporation (the “Company”), and [Insert Director] (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, certain highly competent persons have become more reluctant to serve as directors of publicly-held corporations as a result of heightened risks of claims and actions against them arising out of their service to the corporation.

WHEREAS, the Company desires to attract and retain highly competent persons to serve on its Board of Directors.

WHEREAS, in light of the foregoing considerations, it is reasonable and prudent for the Company to obligate itself contractually to indemnify, and to advance expenses on behalf of, non-employee members of the Company’s Board of Directors to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so protected.

WHEREAS, the Company’s entry into this Agreement is permitted by, and consistent with, the provisions of the PaBCL (as defined below) and the Company’s By-Laws, as amended.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.01. Certain Definitions. As used in this Agreement:

“Corporate Capacity” means service as (i) a director of the Company or (ii) a director, officer, trustee, general partner, manager, managing member, fiduciary, employee, agent or other representative of any other domestic or foreign, for-profit or not-for-profit, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise at the request or for the benefit of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means all out of pocket fees, costs and expenses (including attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) reasonably incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or (ii) establishing or enforcing a right to indemnification or Expense payment or reimbursement under this Agreement, the Company’s Articles of Incorporation or By-Laws, applicable law or otherwise. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including the costs relating to any bond (or similar instrument) provided or obtained in connection with any such appeal. For the avoidance of doubt, Expenses shall not include any Liabilities.

“Liabilities” means any losses or liabilities, including any judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, penalties, ERISA excise taxes or amounts paid in settlement).

“PaBCL” means the Pennsylvania Business Corporation Law, as amended.

“Proceeding” means any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s service in a Corporate Capacity.

“Representative” shall have the meaning set forth in the PaBCL.

(a) For the purposes of this Agreement:

References to “Company” shall include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the surviving or new corporation as he or she would if he or she had served the surviving or new corporation in the same capacity.

References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a representative or for the benefit of the Company that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries; references to “including” shall mean “including, without limitation,” regardless of whether the words “without limitation” actually appear; and references to the words “herein,” “hereof” and “hereunder” and other words of similar import shall refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection or other subdivision.

ARTICLE 2

INDEMNIFICATION

Section 2.01. General. On the terms and subject to the conditions of this Agreement, the Company hereby agrees to and shall indemnify Indemnitee and hold Indemnitee harmless from and against any and all Expenses and Liabilities, in either case, reasonably incurred by Indemnitee by reason of Indemnitee’s service in a Corporate Capacity, to the fullest extent permitted by applicable law. The Company’s indemnification obligations set forth in this Section 2.01 shall apply (i) in respect of Indemnitee’s past, present and future service in a Corporate Capacity and (ii) in respect of Expenses and Liabilities reasonably incurred by Indemnitee by reason of Indemnitee’s service in a Corporate Capacity regardless of whether Indemnitee is serving in a Corporate Capacity at the time any such Expense or Liability is incurred.

ARTICLE 3

ADVANCEMENT OF EXPENSES

Section 3.01. Advances. The Company shall pay or reimburse any Expenses reasonably incurred by Indemnitee by reason of Indemnitee’s service in a Corporate Capacity prior to the final disposition of any Proceeding within twenty (20) days after the receipt by the Company of each statement from Indemnitee requesting such payment or reimbursement from time to time. Each such statement shall provide reasonable back-up documentation evidencing the Expenses to be paid or reimbursed.

Section 3.02. Indemnitee Undertaking. The Indemnitee acknowledges and agrees that the obligation of the Company to pay or reimburse Expenses pursuant to Section 3.01 prior to the final disposition of a Proceeding (an “Expense Advance”) is subject to the condition that, if, when and to the extent a final, non-appealable judgment of a court of competent jurisdiction determines that the Indemnitee would not be permitted to be indemnified as provided for in Section 2.01, then the Company shall be entitled to be reimbursed promptly by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid. The Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. The parties acknowledge that this Section 3.02 constitutes the undertaking by Indemnitee required by the PaBCL to repay any Expense Advance.

ARTICLE 4

DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION; EXCLUSIONS

Section 4.01. Notification; Request for Indemnification. As soon as reasonably practicable after Indemnitee becomes aware (through written notice or otherwise) (i) that he or she is (or is to become) a party to or a participant (as a witness or otherwise) in any Proceeding or (ii) of any other matter or development in respect of which Indemnitee may seek indemnification or advancement of Expenses hereunder, Indemnitee shall provide to the Company written notice thereof, including a brief description of the material background information related thereto, including the nature of any Proceeding and the claims underlying any Proceeding (the “Underlying Claims”). Any failure of Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise.

(a) To obtain indemnification under this Agreement, Indemnitee shall deliver to the Company a written request for indemnification, including therewith such information as is reasonably available to Indemnitee and reasonably necessary to determine Indemnitee’s entitlement to indemnification hereunder. Such request(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. The Indemnitee’s entitlement to indemnification shall be determined in accordance with this Article 4 and applicable law.

Section 4.02. Company Determinations and Related Matters. The Company shall make a determination as to whether Indemnitee is entitled to indemnification in accordance with the provisions of this Agreement as promptly as is reasonably practicable after the later of a final disposition of the relevant

Proceeding and the receipt by the Company of a written request by Indemnitee for indemnification pursuant to Section 4.01(b) (the later of such dates, the “Trigger Date”). If the Company determines that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within twenty (20) days of such determination. If the Company shall not have made a determination as to Indemnitee’s entitlement to indemnification within sixty (60) days of the Trigger Date, a determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification to the fullest extent permitted by applicable law; provided that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Company in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto. Any determination by the Company as to any Indemnitee’s entitlement to indemnification (or a requirement for additional documentation or information) shall be made by the Company’s General Counsel or, if and as the General Counsel determines, the Company’s Board of Directors (or one or more members thereof, as determined by the Board of Directors).

(a) If the Company determines that Indemnitee is not entitled to indemnification, Indemnitee shall be permitted to challenge such determination in a court of competent jurisdiction. Any such judicial proceeding shall be conducted in all respects on a de novo basis, and Indemnitee shall not be prejudiced by reason of the prior adverse determination.

Section 4.03. Effect of Certain Proceedings. The termination of any Proceeding by judgment, order, compromise, settlement (whether with or without court approval) or conviction , or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that Indemnitee acted recklessly or engaged in wilful misconduct or otherwise failed to meet any particular standard of care.

Section 4.04. Exclusions. For the avoidance of doubt, without limiting or affecting any other provision of this Agreement and without regard to any other bases for excluding claims from the Company’s obligations hereunder, unless Indemnitee ultimately is successful with respect to any such claim, the Company shall not be obligated under this Agreement to indemnify Indemnitee or pay or reimburse any Expenses in connection with any of the following (it being understood that the Company’s obligations under Article 3 shall remain in full force and effect with respect to claims of the type referred to in clauses (i) and (ii) of this Section 4.04(a)):

(i) claims arising under applicable laws concerning insider trading; and

(ii) claims for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act.

(b) Notwithstanding any provision of this Agreement to the contrary and except with respect to an action, suit or proceeding establishing or enforcing Indemnitee’s rights under this Agreement, the Company shall not be obligated under this Agreement to indemnify Indemnitee or pay or reimburse Expenses in connection with any action, suit or proceeding (or any part of any action, suit or proceeding) initiated by Indemnitee, including any action, suit or proceeding (or any part of any action, suit or proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless the Board of Directors of the Company authorized the action, suit or proceeding (or the relevant part of any action, suit or proceeding) prior to its initiation.

ARTICLE 5

SELECTION OF COUNSEL AND DEFENSE OF CLAIMS

Section 5.01. Selection of Counsel and Defense of Claims. The Company shall be entitled to assume the defense of any Underlying Claim, with counsel approved by the Indemnitee (such approval not to be unreasonably withheld, conditioned or delayed), upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Underlying Claim; provided that: (i) the Indemnitee shall have the right to employ separate counsel in respect of any such Underlying Claim at the Indemnitee’s expense; and (ii) if the Indemnitee shall have reasonably concluded upon the advice of counsel that there is a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. In addition, the Company shall not be entitled to assume the defense of any Underlying Claim brought by or on behalf of the Company. The Indemnitee shall not in any event agree to any compromise or settlement with respect to any claim against or involving Indemnitee or the Company or consent to any judgment in respect thereof without the prior written consent of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to any compromise or settle any claim against the Indemnitee without the consent of the Indemnitee; provided that the Company shall not agree to any compromise or settlement with respect to any such claim or consent to any judgment in respect thereof that does not include a general and unconditional release by each claimant or plaintiff of the Indemnitee from all liability with respect thereto or that imposes any liability or obligation on the Indemnitee without the prior consent of the Indemnitee.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Nonexclusivity of Rights. The rights of indemnification and payment or reimbursement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under the Company’s Articles of Incorporation, the Company’s By-Laws, the PaBCL or otherwise. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.02. Insurance and Subrogation. Indemnitee shall be covered by any director and officer liability insurance policy or policies maintained by the Company from time to time in accordance with its or their terms to the maximum extent of the coverage available for any director under such policy or policies. If, at the time the Company receives notice of a claim hereunder, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers if and to the extent required by the relevant policies. The failure or refusal of any such insurer to pay any amount under such policies shall not affect or impair the obligations of the Company under this Agreement.

(a) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee under any insurance policy or otherwise. Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(b) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided) hereunder if and to the extent that Indemnitee has actually received such payment under any insurance policy or other indemnity (or similar) agreement or arrangement. Without limiting the generality of the preceding sentence, the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, board of directors’ committee member, employee or agent of any other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other enterprise.

Section 6.03. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is determined by the Company to be fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). The determination referred to in the preceding sentence to be made by the Company shall be made by the Company’s General Counsel or, if and as the General Counsel determines, one or more members of the Company’s Board of Directors. Any such determination (and related payment) shall be made as promptly as is reasonably practicable.

(a) Indemnitee shall be permitted to challenge any determination made in accordance with Section 6.03(a) in a court of competent jurisdiction. Any such judicial proceeding shall be conducted in all respects on a de novo basis, and Indemnitee shall not be prejudiced by reason of the prior determination.

Section 6.04. Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto. To the extent that a change in applicable law (i) permits greater indemnification or advancement of Expenses than would be afforded currently, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change or (ii) limits rights with respect to indemnification or advancement of Expenses, it is the intent of the parties hereto that the rights with respect to indemnification or advancement of Expenses in effect prior to such change shall remain in full force and effect to the extent permitted by applicable law.

Section 6.05. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 6.06. Other Agreements. Any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement, provided that this Agreement is a supplement to and in furtherance of the Articles of Incorporation and By-Laws of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 6.07. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 6.08. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing (which may be by facsimile transmission). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. The address for notice to a party is as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above.

Section 6.09. Binding Effect. The Company confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns,

including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company and heirs, executors, administrators and legal representatives of the Indemnitee.

(b) The indemnification and advancement of Expenses provided by, or granted pursuant to, this Agreement shall continue as to a person who has ceased to serve in a Corporate Capacity.

Section 6.10. Governing Law, Etc. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws rules.

(a) This Agreement has been entered into by the Company and the Indemnitee pursuant to Section 1746 of the PaBCL. Subject to the terms and conditions of this Agreement, advancement of Expenses and indemnification shall be available in all cases except as provided in Section 1746(b) of the PaBCL, and the restrictions in Sections 1741 and 1742 of the PaBCL as to the availability of indemnification shall not apply to rights to indemnification under this Agreement.

Section 6.11. Consent to Jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Company and Indemnitee each hereby irrevocably and unconditionally agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the courts of the Commonwealth of Pennsylvania in and for Philadelphia County (the “Pennsylvania Courts”), and not in any other state or federal court in the United States of America or any court in any other country, consent to submit to the exclusive jurisdiction of the Pennsylvania Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, waive any objection to the laying of venue of any such action or proceeding in the Pennsylvania Courts, and waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Pennsylvania Courts has been brought in an improper or inconvenient forum.

Section 6.12. Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 6.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

COMCAST CORPORATION

By:
Name:
Title:

Indemnitee